Exhibit 99.1


                            PROASSURANCE CORPORATION
                    DIRECTOR DEFERRED STOCK COMPENSATION PLAN

                                    ARTICLE I
                                   ELIGIBILITY

     The Board of Directors of ProAssurance Corporation (the "Company") may from time to time authorize to participate in the Director Deferred Stock Compensation Plan (the "Plan") any person ("Eligible Persons") who is elected and is currently serving as a non-employee member of the Board of Directors of the Company.

                                   ARTICLE II
                       STOCK COMPENSATION SUBJECT TO PLAN

     At a meeting of the Compensation Committee of the Board of Directors of the Company held prior to the annual meeting of the stockholders in each year commencing with the year 2005, and in the same calendar year as such annual meeting, the Directors may determine that a portion, or all, of their compensation as non-employee Directors be paid in the form of shares of the Company's Common Stock (the "Stock"); provided that the Board of Directors may make such determination at the meeting at which this Plan is adopted, whether before or after the annual meeting of the stockholders in such year. Compensation payable in Stock shall be payable only from the shares of Stock reserved for issuance pursuant to the ProAssurance Corporation 2004 Equity Incentive Plan or a successor plan which has been approved by the stockholders of the Company and the shares thereunder approved for listing on the New York Stock Exchange (the "Incentive Plan"); provided that the granting of the award under the Incentive Plan shall be subject to the condition that the Company have sufficient net assets to apply to its capital and surplus in payment for the Stock an amount equal to the value of the Stock credited to the Account of the Eligible Person.

                                   ARTICLE III
                     ELECTION AS TO FORM AND TIME OF PAYMENT

A. Current or Deferred Payment Election. Each Eligible Person may elect to receive his or her Stock as either:

          1. A current payment in accordance with Article IV below ("Current Compensation"); or

          2. A deferred payment in accordance with Article V below ("Deferred Compensation").

B. Procedure for Making Elections. Subject to the provisions of Section III.C. below, each Eligible Person may make a written election as to the form and time of payment of his or her Stock under Section III.A above for each year that he or she is an Eligible Person. In the case of initial elections hereunder by persons who are Eligible Persons as of May 18, 2005, the effective date of the Plan ("Effective Date"), the election must be made within thirty (30) days after the Effective Date. Thereafter, the election must be made before December 31 of the calendar year immediately preceding the calendar year to which the election applies. In the case of a person who first becomes an Eligible Person during a calendar year and prior to the date of the annual meeting for that year, his or her election must be made within thirty (30) days following the date upon which he or she becomes an Eligible Person. Elections will be made on forms prescribed by the Company and may be obtained from the office of the Secretary of the Company ("Election Forms"). Election Forms must be fully completed, executed and returned to the office of the Secretary on or before the applicable deadline in order to be effective. If an Election Form is not so returned by the applicable deadline, the Eligible Person will be deemed to have elected to continue his prior year's election, or if there is no prior year election, such Eligible Person will be deemed to have elected to receive Current Compensation in accordance with Section III.A.(a) above.

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C.   Revocation of Elections. No Eligible Person shall have the right to retroactively revoke any prior election under this Article III. An Eligible Person may prospectively revoke his or her election and make a new election for the next calendar year if such Eligible Person executes and delivers a new Election Form to the Secretary of the Company not later than December 31 of the current calendar year.

                                   ARTICLE IV
                              CURRENT COMPENSATION

     If the Eligible Person elects to receive Current Compensation, a stock certificate (or equivalent electronic transfer to an account with a registered broker dealer) for the appropriate number of shares of Stock will be issued to the Eligible Person within thirty (30) days after the annual meeting of the stockholders for the year to which such Current Compensation relates.

                                    ARTICLE V
                              DEFERRED COMPENSATION

A. Time of Payment. Any Eligible Person who elects to receive Deferred Compensation under this Section V shall be paid the balance in his or her Deferred Compensation Account (herein defined) within 60 days after such person ceases to qualify as an Eligible Person. In the case of any Eligible Person who dies, payment of the balance in his or her Account shall be made to the beneficiary designated by the Eligible Person in his or her most recent annual Election Form within 60 days after the Eligible Person's date of death, or, if the designated beneficiary is the Eligible Person's estate, within 60 days after the appointment of the personal representative of the Eligible Person's estate. The Deferred Compensation Account will be established and maintained in accordance with Section V.C. below.

B. Source of Payment. The Stock payable or distributable hereunder will not be funded currently nor will segregated shares of Stock be maintained to pay such Deferred Compensation. Until the time of payment of the Deferred Compensation, the Eligible Person shall have no rights of ownership with respect to the Stock credited to the Account and such Stock shall not be considered to be issued and outstanding until issued and delivered to the Eligible Person at the time provided in Section V.A. above; provided, however, that notwithstanding anything herein to the contrary, there shall be credited to the Account as a liability of the Company to the Eligible
     Person: (i) an amount equal to all dividends that would otherwise be payable with respect to the Stock credited to the Account; and (ii) an amount equal to the sum of all proceeds that would otherwise be payable with respect to the Stock credited to the Account as a result of a merger, consolidation, recapitalization, liquidation or other reorganization of the Company; and provided further that the Stock credited to the Account shall be subject to adjustment in the case of changes in the capitalization of the Company or change of control of the Company in accordance with Section 4(c) of the Incentive Plan.

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     1.   Liability of the Company. The obligation to pay the Deferred
          Compensation shall be considered a liability of the Company to make benefit payments in the future to the Eligible Person subject to the claims of its general unsecured creditors and shall be payable to the Eligible Person in consideration for the cancellation of such liability (and not for past services). In the event that the Company is involved in bankruptcy proceedings at any time prior to the payment of the Deferred Compensation, the liability of the Company to pay the Deferred Compensation shall be subject to adjustment and discharge on the same basis as liabilities to the other general unsecured creditors of the Company. It is the intention of the Company that the Plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

     2. Spendthrift Provision. An Eligible Person's rights to payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Eligible Person or the Eligible Person's beneficiary.

C. Deferred Compensation Accounts. The Company will establish a Deferred Compensation Account ("Deferred Compensation Account") for each Eligible Person who elects to receive Deferred Compensation. The Deferred Compensation Account will evidence the amount of Stock that the Eligible Person would receive at any time if he or she ceased to be an Eligible Person. The amount of Stock payable to an Eligible Person will be credited to his or her Deferred Compensation Account within thirty (30) days following the annual meeting of the shareholders of the Company.

                                    ARTICLE V
                               STOCK CERTIFICATES

     Stock certificates issued and delivered to Eligible Persons shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

                                   ARTICLE VI
                        TERMINATION AND AMENDMENT OF PLAN

A. The Board of Directors of the Company may at any time terminate the Plan, and may at any time and from time to time and in any respect amend the Plan.

B. No termination, amendment or modification of the Plan shall affect adversely the rights of an Eligible Person with respect to his or her Deferred Compensation Account nor shall any Eligible Person be entitled to accelerate the terms and conditions for the payment of Deferred Compensation by reason of the termination, amendment or modification of the Plan.

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C.   This Plan shall terminate upon termination of the Incentive Plan or upon the issuance of awards with respect to all shares of Stock reserved for issuance under the Incentive Plan.

                                   ARTICLE VII
                    RELATIONSHIP TO OTHER COMPENSATION PLANS

     The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its subsidiaries; nor shall the adoption of the Plan preclude the Company or any of its subsidiaries from establishing any other form of incentive or other compensation plan for employees, officers, or directors of the Company or any of its subsidiaries.

                                  ARTICLE VIII
                                  MISCELLANEOUS

A. Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

B. Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

C. Headings, etc. Headings of Articles and Sections hereof are inserted for convenience and reference; they do not constitute part of the Plan.

D. Interpretation. Subject to the express provisions of the Plan, the Board of Directors of the Company shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all determinations necessary or advisable for the administration of the Plan. No member of the Board of Directors of the Company shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Compensation payable hereunder.

E. Taxes. If the Company is required to collect withholding taxes upon the issuance of Stock to any Eligible Person, the Company may not deliver the shares to the Eligible Person until the Eligible Person has delivered to the Company the required amount for the withholding taxes.

F. Applicable Law. This Plan shall be administered, construed and enforced in accordance with the laws of the State of Delaware.


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